EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

TUFCO TECHNOLOGIES, INC. ANNOUNCES
300,000 SHARE BUYBACK PROGRAM

GREEN BAY, WI (March 9, 2005)—Tufco Technologies, Inc. (NASDAQ: TFCO), a leader in providing diversified contract wet and dry wipes converting and printing, as well as specialty printing services and business imaging products, today announced that its Board of Directors has approved a program for open market stock repurchases through December 31, 2005 for up to 300,000 shares of its stock at prevailing market prices and in accordance with applicable securities laws. Robert J. Simon, Tufco’s Chairman of the Board commented, “The Board of Director believes Tufco’s shares are undervalued and represent an attractive investment for us at this time.”

Tufco, headquartered in Green Bay, Wisconsin, has manufacturing operations in Wisconsin and North Carolina.

This press release contains forward-looking statements regarding current expectations, risks and uncertainties for future periods. The actual results could differ materially from those discussed herein due to a variety of factors such as changes in customer demand for its products, cancellation of production agreements by significant customers, material increases in the cost of base paper stock, competition in the Company’s product areas, or an inability of management to successfully reduce operating expenses in relation to net sales without damaging the long-term direction of the Company. The Company assumes no responsibility to update the forward-looking statements contained in this press release.

Contact:	Louis LeCalsey, III, President and CEO	Michael B. Wheeler, VP and CFO
	Tufco Technologies, Inc.	Tufco Technologies, Inc.
	P. O. Box 23500	P. O. Box 23500
	Green Bay, WI 54305-3500	Green Bay, WI 54305-3500
	(920) 336-0054	(920) 336-0054
	(920) 336-9041 (Fax)	(920) 336-9041 (Fax)